Exhibit 8.2


                                                                     July , 1999

                    [Letterhead of Appleby Spurling & Kempe]

ESG Re Limited
Skandia International House
Church Street
Hamilton HM 11
Bermuda

Dear Sirs:

ESG Re Limited (the "Company")

We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission, Washington D.C. 20549 on July 1, 1999 of a Registration Statement on Form S-3 with respect to the Company (the "Registration Statement"). The documents include a draft copy of the Registration Statement referred to above dated 25 June 1999]; and

For the purposes of this opinion we have examined and relied upon the documents listed in the Schedule to this opinion and the Registration Statement (the "Documents"). Unless otherwise defined herein, capitalized terms have the meanings assigned to them in the Registration Statement.

Assumptions

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarized or photostatic copies;

(b) the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents;

(d) that any factual statements made in any of the Documents are true, accurate and complete; and

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(e) that the draft of the Registration Statement which we have examined for the purposes of this opinion does not differ in any material respect from the draft approved by the board of directors of the Company and its shareholders pursuant to the relevant board resolutions, and that when filed the Registration Statement will not differ in any material respect from the draft which we examined.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the Registration Statement under the headings "Certain Tax Considerations -- Taxation of the Company and its Subsidiaries -- Bermuda" and "Certain Tax Considerations -- Taxation of Shareholders -- Bermuda Taxation", insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

Reservations

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure

This opinion is addressed to you in connection with the registration of Shares with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company.

We also consent to the reference to our Firm in the Registration Statement.

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

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This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,


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                                    SCHEDULE
                                    --------


1. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company.

2. Certified copy of the Minutes of the Meeting of the Board of Directors of the Company (the "Resolutions").

3. A certified copy of the "Foreign Exchange Letter", dated 21 August 1997, issued by the Bermuda Monetary Authority, Hamilton, Bermuda in relation to the Company.

4. A certified copy of the "Tax Assurance", dated 18 September 1997, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

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